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                            ESSEX INTERNATIONAL INC.

                                     PROXY
                        SPECIAL MEETING OF STOCKHOLDERS
                                [MARCH 16], 1999

    This proxy is solicited on behalf of the Board of Directors of Essex
International Inc. ("Essex") for the special meeting of stockholders (including any adjournments or postponements thereof, the "Special Meeting") of Essex to be held on [March 16], 1999.

    Unless otherwise specified below, the undersigned, a holder of record of shares of common stock, par value $.01 per share ("Common Stock"), of Essex at the close of business on [February 16], 1999 (the "Record Date"), hereby appoints Steven R. Abbott, Robert D. Lindsay or Debra F. Minott, or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Special Meeting and to vote as specified in this proxy all the shares of Common Stock which the undersigned would otherwise be entitled to vote if personally present. At the Special Meeting, holders of Common Stock will be voting on whether to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 1998 (the "Merger Agreement"), by and among Superior TeleCom
Inc., SUT Acquisition Corp. and Essex, providing for the merger of SUT
Acquisition Corp. with and into Essex as a result of which Essex will become a wholly owned subsidiary of Superior TeleCom Inc. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

         THE BOARD OF DIRECTORS OF ESSEX RECOMMENDS A VOTE FOR APPROVAL
                      AND ADOPTION OF THE MERGER AGREEMENT

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED YOU WILL BE DEEMED TO HAVE
                VOTED TO APPROVE AND ADOPT THE MERGER AGREEMENT
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
1.         The approval and adoption of the Merger Agreement providing for the merger of SUT Acquisition Corp. with and into Essex.
                       / /  FOR                       / /  AGAINST                       / /  ABSTAIN

           In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

    Proxies can only be given by stockholders of record on the Record Date.
Please sign your name below exactly as it appears hereon. When shares of Common
Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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
                                                                Dated: ------------------------------------------------, 1999

                                                                -------------------------------------------------------------
                                                                                  Signature (Title, if any)

                                                                -------------------------------------------------------------
                                                                                  Signature if held jointly

 PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE.